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                                                                  EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH
                   UP TO 1,250,000 SHARES OF ITS COMMON STOCK
                                       OF
                            UNIFORCE SERVICES, INC.
                                       AT
                              $11.25 NET PER SHARE

                                                               December 11, 1995

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated December 11, 1995, and the related Letter of Transmittal (which together constitute the 'Offer'), in connection with the Offer by Uniforce Services, Inc., a New York corporation (the 'Company'), to purchase up to 1,250,000 shares of its Common Stock, par value $.01 per share (such shares together with all other outstanding shares of the Company's Common Stock are hereinafter referred to as the 'Shares'), at a price of $11.25 per Share, upon the terms and subject to the conditions of the Offer. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1. The Offer, proration period and withdrawal rights expire at 5:00 p.m., New York City time, on Wednesday, January 10, 1996, unless the Offer is extended.

          2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain conditions including, without limitation, the condition that there not be a reasonable likelihood that the purchase of the Shares pursuant to the Offer will cause the Shares not to be listed on a national securities exchange or not authorized to be quoted on an inter-dealer quotation system of any registered national securities association.

          3. Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     As described in the Offer to Purchase, if fewer than all Shares validly tendered prior to the expiration of the Offer are to be purchased by the Company, the Company will purchase Shares on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares).

     THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

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            INSTRUCTIONS WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                   OF UP TO 1,250,000 SHARES OF COMMON STOCK
                                       OF
                            UNIFORCE SERVICES, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 11, 1995 and the related Letter of Transmittal in connection with the Offer by Uniforce Services, Inc. (the 'Company') to purchase up to 1,250,000 shares of its Common Stock, par value $.01 per share (such shares together with all other outstanding shares of the Company's Common Stock are hereinafter referred to as the 'Shares'), at a price of $11.25 per Share, net to the undersigned in cash.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     [ ] By checking this box, all Shares held for the account of the undersigned, including fractional Shares, will be tendered. If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered.

                       _________________________________ Shares*

* Unless otherwise indicated, it will be assumed that all Shares held for the account of the undersigned are to be tendered.

                                   SIGN HERE

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SIGNATURE(S)
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PLEASE PRINT NAME(S) AND ADDRESS(ES) HERE

Dated................................................
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